Exhibit 10(a)119


                         SUPPLEMENTAL PENSION AGREEMENT


         THIS AGREEMENT made and entered into this ____ day of February, 2002, by and between G. Edison Holland, Jr. ("Employee"), Southern Company Services, Inc. ("SCS"), Savannah Electric and Power Company ("Savannah") and Gulf Power Company ("Gulf") (SCS, Savannah and Gulf are each referred to herein individually as "Company" and collectively as "Companies"), to be effective April 28, 2001.

         WHEREAS, Employee is currently employed by SCS as its Executive Vice President and General Counsel;

         WHEREAS, Employee was previously employed by Savannah as its President and, before such employment with Savannah, by Gulf as its Vice President and General Counsel;

         WHEREAS, pursuant to Employee's prior employment with Gulf, Gulf and Employee entered into an agreement dated September 1, 1992 for the provision of certain supplemental retirement benefits and for other retirement benefits ("Gulf Agreement");

         WHEREAS, in connection with Employee's transfer of employment from Gulf to Savannah, the Gulf Agreement was amended and restated, effective July 1, 1997, as an agreement by and among Employee and Gulf and Savannah ("Savannah Agreement") which provided benefits that were not available under the qualified and non-qualified retirement plans of Savannah and Gulf; and

         WHEREAS, Employee and the Companies wish to amend and restate the Savannah Agreement to provide certain supplemental benefits and other retirement benefits as set forth herein; and

         WHEREAS, Employee and SCS acknowledge and agree that Employee is a member of the management of SCS and is a highly compensated employee.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Employee, SCS, Savannah and Gulf hereby agree as follows:

         1. Upon Employee's retirement from SCS, the Companies agree to pay to Employee an amount equal to the difference between his Retirement Income or Allowance, as applicable, payable in accordance with the terms and provisions of The Southern Company Pension Plan, as may be amended from time to time ("Pension Plan"), and the amount of Retirement Income or Allowance Employee would have been entitled to receive under the Pension Plan if he had first been employed by the Companies on January 1, 1980. Said amount shall be recalculated from time to time to reflect future increases, if any, in Retirement Income or Allowance of retirees, as applicable, following Employee's retirement.

         2. The benefits provided in accordance with Paragraph 1 shall be paid in monthly installments on the first day of each month in the same manner as Employee's election to receive his accrued benefit under the Pension Plan in effect on his commencement of benefits under the Agreement. In the event Employee is married, predeceases his spouse, and his spouse is living on the date payments would commence under this Paragraph 2, the monthly payments shall be paid in the same manner as provided by the Provisional Payee option available to Employee under the Pension Plan. In the event Employee is not married or is not survived by his spouse on the date payments commence under this Paragraph 2, the above benefit shall be paid only to Employee. Employee or his surviving spouse shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof.

         3. Upon Employee's retirement from SCS under the terms of the Pension Plan, Gulf agrees to pay Employee a cash lump sum amount equal to the value of the number of shares of Common Stock in The Southern Company which would have been allocated to Employee's account under The Southern Company Employee Stock Ownership Plan ("ESOP") had Employee been a participant in the ESOP during the 1992 plan year ("Shares"). For purposes of determining the lump sum value of the Shares, the Shares shall be deemed to have been invested as Phantom Common Stock under The Southern Company Supplemental Benefit Plan ("SBP") since the date on which such Shares would have been allocated to Employee's account under the ESOP.

         4. Upon Employee's retirement from SCS under the terms of the Pension Plan, Gulf agrees to pay Employee a cash lump sum amount equal to six percent (6%) of Employee's annual compensation multiplied by the annual percentage of Gulf's Matching contribution allocated to employees' accounts under The Southern Company Employee Savings Plan ("Savings Plan") that would have been allocated to Employee's account under the Savings Plan if Employee had participated in the Savings Plan from the period beginning April 25, 1992 and ending on April 30, 1993. For purposes of this Paragraph 4, Employee shall be deemed to have invested the aforesaid funds in Phantom Common Stock under the SBP since April 25, 1992.

         5. Employee shall be entitled to that amount of vacation time, in addition to regular holidays, to which he would be entitled if he had first been employed by SCS on January 1, 1980.

         6. Employee shall be entitled to any service awards available to career employees of SCS recognizing their long term service as if Employee had first been employed by SCS on January 1, 1980.

         7. SCS, Savannah and Gulf agree to share the cost of any payments to Employee under Paragraphs 1 and 2 of this Agreement in accordance with the terms of this Paragraph 7. Each Company's share of any payment to Employee under Paragraphs 1 and 2 herein shall be calculated by multiplying such payment by a fraction, where the numerator of such fraction is the base rate of pay received by Employee from the respective Company on his date of transfer or termination, as applicable, multiplied by Employee's Accredited Service at such Company, and where the denominator of such fraction is the sum of all numerators calculated for SCS, Savannah and Gulf. Gulf agrees to bear the cost of all payments to Employee under Paragraphs 3 and 4 of this Agreement.

         8. Neither the entering into or termination of this Agreement for any reason shall affect Employee's right to such salary, fees or other compensation for services as an employee, officer or director of SCS, as may be agreed upon from time to time, nor his right to participate in all of the employee benefit plans maintained by SCS on the same basis as any other regular full-time employee of SCS.

         9. Nothing contained in this Agreement shall be construed to affect in any manner the existing rights of SCS to suspend, terminate, alter or modify, whether or not for cause, Employee's employment relationship.

         10. Neither Employee nor the Provisional Payee or other beneficiary under this Agreement shall have any right to sell, assign, transfer, encumber or otherwise convey the right to receive payment of any amounts payable hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to do so shall be null and void and of no effect.

         11. Neither SCS, Savannah nor Gulf shall reserve nor otherwise set aside funds for the payment of their obligations hereunder, which obligations shall be paid from their respective general assets. Notwithstanding that Employee shall be entitled to receive the entire amounts stated herein, the assets from which such amounts shall be paid shall at all times be subject to the claims of the respective Companies' creditors.

         12. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia to the extent not preempted by ERISA.

         13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successor to the business of SCS, Savannah or Gulf, and in any event, the Agreement shall, if not sooner terminated, terminate for all purposes upon the death of Employee or, if his spouse shall survive Employee and shall be entitled to receive any payments hereunder, upon the death of Employee's surviving spouse, and the satisfaction by SCS, Savannah and Gulf of their obligations hereunder.

         IN WITNESS WHEREOF, SCS, Savannah and Gulf have caused this amended and restated Agreement to be executed by their duly authorized officers and Employee has executed this Agreement in quadruplicate on or as of the date and year first above written.

                                                   EMPLOYEE:



                                                   G. Edison Holland, Jr.
Sworn to and subscribed before
me this _____ day of February, 2002.



Notary Public, State of Georgia

My Commission Expires:


(NOTARIAL SEAL)

                                          SOUTHERN COMPANY SERVICES, INC.


                                          By:
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                                          Its:
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                                          ATTEST:
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                                          Its:
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                                          SAVANNAH ELECTRIC AND
                                          POWER COMPANY


                                          By:
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                                          Its:
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                                          ATTEST:
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                                          Its:
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                                          GULF POWER COMPANY



                                          By:
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                                          Its:
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                                          ATTEST:
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                                          Its:
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